EXHIBIT 99.4

The Bon-Ton Stores, Inc. Announces Going Out of Business Sales
at Stores and Online to Begin Friday, April 20

MILWAUKEE, WI (APRIL 19, 2018) – The Bon-Ton Stores, Inc. today announced that going out of business sales will begin Friday, April 20, 2018, in 212 stores and e-commerce websites under the Bon-Ton, Bergner's, Boston Store, Carson's, Elder-Beerman, Herberger’s and Younkers nameplates.

The Company’s stores, e-commerce and mobile platforms are open and serving customers. The liquidation sales are expected to run for approximately 10 to 12 weeks. Bon-Ton currently has 250 stores, 38 of which are in liquidation from a previously announced store closure process.

On April 18, 2018, the U.S. Bankruptcy Court for the District of Delaware approved an agreement between the Company and a joint venture composed of the holders of the Company’s 8.0% Second Lien Secured Notes due 2021 and Great American Group, LLC and Tiger Capital Group, LLC governing the liquidation of the inventory and certain other assets of the Company.

Additional customer information regarding the going out of business sales is available on the Company’s restructuring website at bontonrestructuring.com.

A complete store listing can be found at stores.bonton.com.

Additional Information

Court filings and other documents related to the court-supervised process are available at https://cases.primeclerk.com/bonton or by calling the Company’s claims agent, Prime Clerk, at (844) 253-1011 (toll-free in the U.S.) or (347) 338-6537 (for parties outside the U.S.).

About The Bon-Ton Stores, Inc.
The Bon-Ton Stores, Inc., with corporate headquarters in York, Pennsylvania and Milwaukee, Wisconsin, operates 250 stores, which includes nine furniture galleries, in 23 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner’s, Boston Store, Carson’s, Elder-Beerman, Herberger’s and Younkers nameplates.  The stores offer a broad assortment of national and private brand fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings.  The Bon-Ton Stores, Inc. is an active and positive participant in the communities it serves.  For further information, please visit http://investors.bonton.com.

Cautionary Note Regarding Forward-Looking Statements
Certain information included in this release and in other communications made by the Company contain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements, which may be identified by words such as “may,” “could,” “will,” “plan,” “expect,” “anticipate,” “believe,” “estimate,” “project,” “intend,” or other similar expressions, involve important risks and uncertainties that could significantly cause future results to differ from those expressed in any forward-looking statements. Factors that could cause such differences include, but are not limited to: risks related to retail businesses generally; deterioration of general economic conditions; potential increases in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors or changes in the competitive environment; changes in energy and transportation costs; weather conditions that could negatively impact sales; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses; operational disruptions; unsuccessful marketing initiatives; the ability to improve efficiency through the Company’s eCommerce fulfillment center; changes in, or the failure to successfully implement, our key strategies, including the store rationalization program and initiatives to improve our merchandising, marketing and operations; adverse outcomes in litigation; the ability to obtain financing for working capital, capital expenditures and general corporate purposes; the impact of regulatory requirements; the financial condition of mall operators; and the  uncertainties relating to the bankruptcy filing by the Company Additional factors that could cause the Company’s actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company’s Annual Report on Form 10-K for fiscal 2017 and subsequent filings with the Securities and Exchange Commission. Forward-looking statements made by the Company in this release, or elsewhere, speak only as of the date on which the statements were made. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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MEDIA CONTACT:
Christine Hojnacki, 414-347-5329
christine.hojnacki@bonton.com